Exhibit 99.5

Stock Purchase Form - I hereby appoint the PLAN ADMINISTRATOR as my agent under the terms and conditions of the Plan, as described in the Prospectus for the Plan, to receive and apply the following to the purchase of shares, without charge, as provided in the Plan:
Optional Cash Investment

☐	CHECK OR MONEY ORDER - The amount payable on the enclosed check or money order made payable to Isabella Bank Corporation. Check Amount: _______________

☐	AUTOMATIC BANK WITHDRAWAL - $_______________, automatically deducted from the bank account identified below.

Type of account: ☐ Checking ☐ Savings. Account #:____________________

☐	I do NOT wish to have my shares reinvested.

Date: ___________________________________________________________________________________________

Signature(s): _____________________________________________________________________________________

Signature(s): _____________________________________________________________________________________

Please print names(s)_________________________________________#_____________________________________

and Shareholder ID #
__________________________________________#____________________________________

Social Security Number: ____________________________________________________________________________

Address: _________________________________________________________________________________________

City, State, Zip ____________________________________________________________________________________

Phone Number ____________________________________________________________________________________

E-Mail Address ___________________________________________________________________________________

Please sign and return to Shareholder Services Department

Shareholder Department Use Only
Number of Shares _______________ Price _______________